UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2006

CORAUTUS GENETICS INC.
(Exact Name Of Registrant As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

75 Fifth Street, NW Suite 313 Atlanta, Georgia 30308
(Address of principal executive offices, including zip code)

(404) 526-6200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(4)(c))

Item 1.01.          Entry into a Material Definitive Agreement.

On January 6, 2006, Corautus Genetics Inc. entered into a contract with Caritas St. Elizabeth’s Medical Center of Boston (“CSEMC”) to evaluate the safety and efficacy of VEGF-2 for the treatment of patients suffering with moderate or high-risk Critical Limb Ischemia (“CLI”).

Under the agreement, Corautus will provide its proprietary vascular endothelial growth factor, VEGF-2 to CSEMC for evaluation in a 64-patient, Phase I trial for the treatment of CLI.  CSEMC will serve as the sponsor of this clinical trial which will be conducted under a funding grant from the National Institutes of Health (“NIH”). If these Phase I trial data are promising, Corautus has the right to utilize and reference the CSEMC clinical trial data as part of its own CLI clinical and commercialization program.

Item 9.01.          Financial Statements and Exhibits

          (d) Exhibit

Exhibit No.		Description

99.1	–	Press Release dated January 11, 2006

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORAUTUS GENETICS INC.
(Registrant)

Date: January 11, 2006	/s/ Jack W. Callicutt

Jack W. Callicutt
Vice President - Finance and Administration
Chief Accounting Officer

Exhibit Index

Exhibit No.		Description

99.1	–	Press Release dated January 11, 2006